Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-220774) of PQ Group Holdings Inc. of our report dated March 22, 2018 relating to the financial statements of Zeolyst International, which appears in PQ Group Holdings Inc.’s Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 22, 2018